Exhibit 7.1

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13D, and any amendments hereto, relating to the ordinary shares, par value of US$0.0000625 per share of Global Engine Group Holding Limited, a British Virgin Islands company whose principal place of business is in Hong Kong, shall be filed on behalf of the undersigned.

March 21, 2025

ANDREW, LEE YAT LUNG

/s/ Andrew, LEE Yat Lung
Name: Andrew, LEE Yat Lung
Title: Director

VALUABLE FORTUNE LIMITED

/s/ Andrew, LEE Yat Lung
Name: Andrew, LEE Yat Lung

ROSY DEPOT LIMITED

/s/ WONG King Chiu Daniel
Name: WONG King Chiu Daniel
Title: Director

CHINA INFORMATION TECHNOLOGY DEVELOPMENT LIMITED

/s/ WONG King Chiu Daniel
Name: WONG King Chiu Daniel
Title: Director

WONG KING CHIU DANIEL

/s/ WONG King Chiu Daniel
Name: WONG King Chiu Daniel

BEST DIGITAL DEVELOPMENTS LIMITED

/s/ CHAN Chun Ying
Name: CHAN Chun Ying
Title: Director

CHAN CHUN YING

/s/ CHAN Chun Ying
Name: CHAN Chun Ying

COSMIC SOLUTION GROU LIMITED

/s/ SUNG Pui Hei
Name: SUNG Pui Hei
Title: Director

SUNG PUI HEI

/s/ SUNG Pui Hei
Name: SUNG Pui Hei